Exhibit 1.1
OCEANPAL INC.
SALES AGREEMENT

October 29, 2025

Clear Street LLC
Cohen & Company Capital Markets,
  a division of Cohen & Company Securities, LLC
        As Sales Agents

Clear Street LLC
4 World Trade Center, 45th Floor
New York, New York 10006

Cohen & Company Capital Markets,
  a division of Cohen & Company Securities, LLC
3 Columbus Circle, 24th Floor
New York, New York 10019

Ladies and Gentlemen:

OceanPal Inc., a company incorporated under the laws of the Republic of the Marshall Islands (the “Company”), confirms its agreement (this “Agreement”) with Clear Street LLC (“Clear Street”) and Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC (“Cohen & Co.” and, together with Clear Street, the “Agents”), as follows:
1.    Issuance and Sale of Shares.  The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein and any Terms Agreement (as defined below), it may issue and sell to or through the Agents, acting as agent and/or principal, shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Shares”), that does not exceed the Maximum Amount (as defined below).  The issuance and sale of Shares through the Agents will be effected pursuant to the Registration Statement (as defined below).  The Company acknowledges and agrees that sales of Shares under this Agreement may be made through the respective affiliates of the Agents.
The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Rules and Regulations”), with the U.S. Securities and Exchange Commission (the “Commission”), a registration statement on Form F-3 (File No. 333-273073), including a base prospectus, relating to certain securities, including the Common Shares, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder (the “Exchange Act Rules and Regulations”). The Company has prepared a prospectus supplement specifically relating to the Shares (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement.  The Company has furnished to the Agents, for use by the Agents, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement.  Except where the context otherwise requires, such registration statement, and any post-effective amendment thereto, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or deemed to be a part of such registration statement pursuant to Rule 430B or 462(b) of the Rules and Regulations, or any subsequent registration statement on Form F-3 filed pursuant to Rule 415(a)(6) under the Securities Act by the Company with respect to the Shares, is herein called the “Registration Statement.”  Any registration statement and amendments thereto filed pursuant to Rule 462(b) of the Securities Act and relating to the offering covered by the Registration Statement is herein called a “Rule 462(b) Registration Statement” and, after such filing, the “Registration Statement” shall include any Rule 462(b) Registration Statement.  The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations, together with any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations (“Rule 433”), relating to the Shares that (i) is consented to by the Agents in writing (including any free writing prospectus prepared by the Company solely for use in connection with the offering contemplated by a particular Terms Agreement) (hereinafter referred to as a “Permitted Free Writing Prospectus”), (ii) is required to be filed with the Commission by the Company or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System, or if applicable, the Interactive Data Electronic Application system when used by the Commission (collectively, “EDGAR”).

2.    Agency and Principal Transactions.
(a)  Each time that the Company wishes to issue and sell Shares hereunder through the Agents, each acting as agent (each, an “Agency Transaction”), it will notify the designated Agent by email notice (or other method mutually agreed to in writing by the parties) (a “Placement Notice”) containing the parameters in accordance with which it desires the Shares to be sold, which shall at a minimum include the number of Shares to be issued, the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one Trading Day (as defined below) and any minimum price below which sales may not be made, a form of which containing such minimum sales parameters necessary is attached hereto as Schedule 1.  The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 2 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from such Agent set forth on Schedule 2, as such Schedule 2 may be amended from time to time. The Placement Notice shall be effective upon receipt by such Agent unless and until (i) in accordance with the notice requirements set forth in Section 4, such Agent declines in writing to accept the terms contained therein for any reason, in its sole discretion, which must be evidenced by a written notice to the individuals from the Company set forth on Schedule 2 within two (2) Business Days after receipt of such Placement Notice, (ii) the Maximum Amount of the Shares have been sold, (iii) in accordance with the notice requirements set forth in Section 4, the Company suspends, amends, supersedes, or terminates the Placement Notice for any reason, in its sole discretion, (iv) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (v) this Agreement has been terminated under the provisions of Section 11.   The amount of any discount, commission or other compensation to be paid by the Company to such Agent in connection with the sale of Shares shall be calculated in accordance with the terms set forth in Schedule 3.  It is expressly acknowledged and agreed that neither the Company nor the Agents will have any obligation whatsoever with respect to an Agency Transaction or any Shares to be placed as part thereof unless and until the Company delivers a Placement Notice to an Agent and such Agent does not decline (and the Company does not suspend or terminate) such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.
(b)  The Company may also offer to sell the Shares directly to one or more of the Agents, as principal, in which event such parties shall enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Schedule 2(b) hereto (with such changes thereto as may be agreed upon by the Company and the Agent(s)), relating to such sale in accordance with  Section 3(b) hereof (each such transaction being referred to as a “Principal Transaction”).
(c)  Under no circumstances shall the Company cause or request the offer or sale of any Shares if, after giving effect to the sale of such Shares, the aggregate number or gross sales proceeds of Shares sold pursuant to this Agreement would exceed the lesser of: (a) the number or dollar amount of Common Shares registered pursuant to, and available for offer and sale under, the Registration Statement pursuant to which the offering of Shares is being made, (b) the number of authorized but unissued Common Shares (less Common Shares issuable upon exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized capital stock), (c) the number or dollar amount of Common Shares permitted to be offered and sold by the Company under Form F-3 (including General Instruction I.B.5 thereof, if such instruction is applicable), (d) the number or dollar amount of Common Shares that the Company’s board of directors (the “Board of Directors”) or a duly authorized committee thereof has authorized to issue and sell from time to time, or (e) the number or dollar amount of Common Shares for which the Company has filed a Prospectus (the lesser of (a)-(e), the “Maximum Amount”).  Under no circumstances shall the Company cause or request the offer or sale of any Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Board of Directors or a duly authorized committee thereof. Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge and agree that compliance with the limitations set forth in this Section 2 on the number or dollar amount of Shares that may be issued and sold under this Agreement or any Terms Agreement from time to time shall be the sole responsibility of the Company, and that the Agents shall have no obligation in connection with such compliance.

(d)  The Company and each Agent agrees that an offer to sell, any solicitation of an offer to buy, or any sales of Shares shall only be effected by or through one Agent on any single given day, and the Company shall in no event request that the other Agent sell the Shares on the same day.
3.    Sale of Shares by the Agents.
(a)  Subject to the terms and conditions herein set forth, upon the Company’s delivery of a Placement Notice with respect to an Agency Transaction, and unless the sale of the Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, each Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Capital Market (or any successor principal market on which the Common Shares are listed or quoted, the “Exchange”) to sell such Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice.  Such Agent may sell Shares in an Agency Transaction (A) in privately negotiated transactions with the consent of the Company; (B) as block transactions; or (C) by any other method permitted by law deemed to be “at the market” offering as defined in Rule 415 of the Rules and Regulations, including without limitation sales made through the Exchange or on any other existing trading market for the Common Shares. Such Agent will provide written confirmation to the Company (including by email correspondence to each of the individuals of the Company set forth on Schedule 2) no later than the opening of the Trading Day immediately following the Trading Day on which it has made sales of Shares hereunder setting forth the number of Shares sold on such day, the volume-weighted average price of the Shares sold, and the Net Proceeds (as defined below) payable to the Company.  In the event the Company engages an Agent for a sale of Shares in an Agency Transaction that would constitute a “block” within the meaning of Rule 10b-18(a)(5) of the Exchange Act Rules and Regulations, the Company will provide such Agent, at such Agent’s request and upon reasonable advance notice to the Company, on or prior to the Settlement Date (as defined below), the opinions of counsel, accountant’s letter and officers’ certificates set forth in Section 7, each dated the Settlement Date, and such other documents and information as such Agent shall reasonably request. The Agents shall not purchase Shares for their own accounts as principal unless expressly authorized to do so by the Company in a Terms Agreement.  The Company acknowledges and agrees that (i) there can be no assurance that the Agents will be successful in selling Shares, and (ii) the Agents will incur no liability or obligation to the Company or any other person or entity if they do not sell Shares for any reason other than a failure by the Agents to use their commercially reasonable efforts consistent with their normal trading and sales practices to sell such Shares as required under this Section 3.  For the purposes hereof, “Trading Day” means any day on which the Company’s Common Shares are purchased and sold on the Exchange. “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, or other entity of any kind.
(b)(i)  If the Company wishes to issue and sell the Shares to an Agent pursuant to this Agreement in a Principal Transaction, it will notify such Agent of the proposed terms of the Principal Transaction. If such Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and such Agent shall enter into a Terms Agreement setting forth the terms of such Principal Transaction.

(ii) The terms set forth in a Terms Agreement shall not be binding on the Company or an Agent unless and until the Company and such Agent has executed and delivered such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement shall control.

(iii) Each sale of the Shares to an Agent in a Principal Transaction shall be made in accordance with the terms of this Agreement and a Terms Agreement, which shall provide for the sale of such Shares to, and the purchase thereof by, such Agent. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by such Agent. The commitment of such Agent to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company contained, and shall be subject to the terms and conditions set forth, in this Agreement and such Terms Agreement. Any such Terms Agreement shall specify the number of the Shares to be purchased by such Agent pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, such Agent in the reoffering of the Shares, and the time, date (each such time and date being referred to herein as a “Principal Settlement Date”) and place of delivery of and payment for such Shares.

(c)  Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale, of any Shares pursuant to this Agreement (whether in an Agency Transaction or a Principal Transaction) and, by notice to the Agents given by telephone (confirmed promptly by email), shall cancel any instructions for the offer or sale of any Shares, and no Agent shall be obligated to offer or sell any Shares, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information, or (ii) at any time from and including the date on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (an “Earnings Announcement”) through and including the time that the Company files a Report on Form 6-K or an Annual Report on Form 20-F that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.
4.    Suspension of Sales.
(a)  The Company or an Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by email correspondence to each of the individuals of the other party set forth on Schedule 2), suspend any sale of Shares; provided, however, that such suspension shall not affect or impair any party’s obligations with respect to any Shares sold hereunder prior to the receipt of such notice.  Each of the parties agrees that no such notice under this Section 4 shall be effective against any other party unless it is made to one of the individuals named on Schedule 2, as such schedule may be amended in writing from time to time. Notwithstanding anything herein to the contrary, while a suspension is in effect, any obligations under Sections 7(l), 7(m), 7(n), 7(o) and 7(p) with respect to delivery of certifications, opinions or comfort letters to the Agents shall not apply  (provided that, following such suspension, the Company shall deliver such certification, opinion or comfort letter in accordance with Sections 7(l), 7(m), 7(n), 7(o) and 7(p) on or prior to the time of delivery of a Placement Notice).
  (b)  If either an Agent or the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Common Shares, it shall promptly notify the other party, and such Agent may, at its sole discretion, suspend sales of the Shares under this Agreement.

  (c)  Notwithstanding any other provision of this Agreement, during any period in which the Registration Statement is no longer effective under the Securities Act, the Company shall promptly notify the Agents, the Company shall not request the sale of any Shares, and the Agents shall not be obligated to sell or offer to sell any Shares.

5.    Settlement.
(a)   Settlement of Shares.  Unless otherwise agreed in writing between the parties with respect to any Placement, settlement for sales of Shares in an Agency Transaction will occur on the first Trading Day (or any such other settlement cycle as may be in effect pursuant to Rule 15c6-1 under the Exchange Act from time to time) following the date on which such sales are made (each, an “Agency Settlement Date”; the earlier of the first such Agency Settlement Date and the first Principal Settlement Date, the “First Delivery Date”; and any Agency Settlement Date and Principal Settlement Date, a “Settlement Date”). The designated Agent shall notify the Company of each sale of Placement Shares no later than opening day following the Trading Day that such Agent sold the Placement Shares. The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the designated Agent at which such Shares were sold, after deducting (i) such Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 or pursuant to any applicable Terms Agreement, (ii) any other amounts due and payable by the Company to such Agent hereunder pursuant to Section 7(f) (Expenses), and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(b)   Delivery of Shares.  On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Shares being sold by crediting the designated Agent’s or its designee’s account (provided such Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit/Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties, which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form.  On each Settlement Date, the designated Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company prior to the Settlement Date.  The Company agrees that if the Company (or its transfer agent, if applicable) defaults on its obligation to deliver Shares on a Settlement Date (other than solely as a result of a failure by the Agents to provide instructions for delivery of the applicable Shares), in addition to and in no way limiting the rights and obligations set forth in Section 9(a) (Indemnification and Contribution), it will (i) hold such Agent harmless against any loss, claim, damage, or reasonable and documented expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to such Agent (without duplication) any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.
6.    Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, the Agents that as of (i) the date of this Agreement, (ii) each date on which the Company executes and delivers a Terms Agreement, (iii) the date and time of each sale of any Shares pursuant to this Agreement (each of clauses (ii) and (iii), a “Time of Sale”), (iv) each Settlement Date, and (v) each Bring-Down Date (as defined below), unless such representation, warranty or agreement specifies a different time:
(a)   Compliance with Registration Requirements. The Registration Statement has become, prior to the first Time of Sale, effective under the Securities Act.  The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. The Company meets the requirements for use of Form F‑3 under the Securities Act.  If General Instruction I.B.5 of Form F-3 is applicable, the sale of the Shares hereunder meets the requirements of such Instruction; provided that, if such Instruction is not applicable, the sale of the Shares hereunder meets the requirements of General Instruction I.B.1 of Form F-3.  Compliance with any limitation set forth by General Instruction I.B.5 of Form F-3, if applicable, is the sole responsibility of the Company and the Agents shall have no obligation in connection with such compliance.
(b)    No Misstatement or Omission.  At the respective times the Registration Statement and any amendments thereto became or become effective as to the Agents, the Registration Statement and any amendments thereto conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.   The Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was or will be issued, conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not or will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading.  The foregoing representations and warranties in this paragraph (b) shall not apply to information contained in or omitted from the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, the Agent Information (as defined below).
(c)   Documents Incorporated by Reference.  The documents incorporated by reference in the Registration Statement and the Prospectus, when they were filed with the Commission (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), conformed in all material respects to the requirements of the Exchange Act Rules and Regulations and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement or the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the Exchange Act Rules and Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this paragraph (c) shall not apply to information contained in or omitted from the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, the Agent Information.

(d)   Distribution of Offering Materials.  The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement or the Prospectus.
(e)          Emerging Growth Company. From the date of its first submission of a draft registration with respect to the public offering of the Common Shares through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). The Company agrees to notify the Agents promptly if the Company ceases to be an Emerging Growth Company.
(f)       Not an Ineligible Issuer. The Company currently is not an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations. The Company agrees to notify the Agents promptly if the Company becomes an “ineligible issuer.”
(g)   Organization and Good Standing.  The Company and each of its subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing (or the foreign equivalent thereof) under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any of its subsidiaries is in violation or default of any of the provisions of their respective certificates or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and its subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably would not be expected to result in (i) individually or in the aggregate, a material adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material adverse effect on the results of operations, assets, business, prospects, properties, management, financial position, stockholders’ equity or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement or to consummate any transactions contemplated by this Agreement or the Prospectus (any such change, event, circumstance, development, condition, occurrence or effect, individually or in the aggregate, as described in clauses (i), (ii) or (iii), a “Material Adverse Effect”), and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.  The Company does not own or control, directly or indirectly, any corporation, association or other entity other than those listed in Exhibit 8.1 to the Company’s Annual Report on Form 20-F for the most recently ended fiscal year and other than (i) those subsidiaries not required to be listed on Exhibit 8.1 by Item 601 of Regulation S-K under the Exchange Act and (ii) those subsidiaries formed since the last day of the most recently ended fiscal year.
(h)   The Sales Agreement; Terms Agreement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and any Terms Agreement to which the Company is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company, and no further action is required by the Company, the Board of Directors or the Company’s shareholders in connection herewith or therewith other than in connection with the Required Approvals (as defined below). This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by Applicable Law (as defined below).  Any Terms Agreement will have been duly authorized, executed and delivered by the Company.

(i)   The Shares. The Shares to be issued and sold by the Company hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided in this Agreement or any Terms Agreement, (i) will be duly and validly issued, fully paid and non-assessable and (ii) will be free and clear of all Liens imposed by the Company.  The Company has reserved from its duly authorized capital stock the maximum number of Common Shares issuable pursuant to this Agreement. The Shares will not (a) be subject to the preemptive rights, rights of first refusal, rights of participation or similar rights of any security of the Company or similar contractual rights granted by the Company, or (b) result in any adjustment (automatic, at the election of any Person or otherwise) of the exercise, conversion, exchange or reset price under, or any other anti-dilution adjustment pursuant to, any outstanding securities of the Company. All corporate action required to be taken for the authorization, issuance and sale of the Shares has been duly and validly taken. The Shares conform in all material respects to all statements with respect thereto contained in the Registration Statement and the Prospectus.
(j)   Capitalization.  The capitalization of the Company is as set forth in the Prospectus as of the dates referred to therein. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than (i) pursuant to the exercise of employee stock options under the Company’s stock option plans, (ii) the issuance of Common Shares to employees pursuant to the Company’s employee stock purchase plans, and (iii) pursuant to the conversion and/or exercise of any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire at any time Common Shares, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares (“Common Share Equivalents”) outstanding as of the date of the most recently filed periodic report under the Exchange Act, except as otherwise disclosed in the Registration Statement and Prospectus. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Agreement.  Except as a result of the issuance and sale of the Shares and except as disclosed in the Registration Statement and the Prospectus, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Common Shares or the capital stock of any of the Company’s subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional Common Shares or Common Share Equivalents or capital stock of any subsidiary. The issuance and sale of the Shares will not obligate the Company or any subsidiary to issue Common Shares or other securities to any Person (other than the Agents) and will not result in a right of any holder of Company securities or instruments to adjust the exercise, conversion, exchange or reset price under any such securities or instruments. There are no outstanding securities or instruments of the Company or any of its subsidiaries that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to redeem a security of the Company or such subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of the capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. The authorized shares of the Company conform in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus. The offers and sales of the Company’s securities were at all relevant times either registered under the Securities Act and the applicable state securities or Blue Sky laws or, based in part on the representations and warranties of the purchasers, exempt from such registration requirements. No further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the Shares. There are no shareholders agreements, voting agreements or other similar agreements, other than what has been disclosed, with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(k)   No Restrictions on Subsidiaries. Except as described in the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from  the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.
(l)   No Conflicts.  The execution, delivery and performance by the Company of this Agreement and any Terms Agreement by the Company, the issuance and sale of the Shares and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any subsidiaries’ certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, claim, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction (“Liens”) upon any of the properties or assets of the Company or any subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of any agreement, any credit facility or loan agreement to which the Company or any of its subsidiaries is a party or their assets are bound as disclosed in the Registration Statement and the Prospectus (“Credit Facility”), debt or other instrument (evidencing a Company or subsidiary debt or otherwise), obligation, a change of control right or to a loss of a benefit under any agreement or instrument, indenture, deed of trust, mortgage, lease, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Company or any of its subsidiaries or their respective properties or assets, or (iii) subject to the Required Approvals, conflict with or result in a violation of any Applicable Law or other restriction of any court or Governmental Authority to which the Company or any subsidiary is subject (including federal and state securities laws and regulations) and the rules and regulations of the Exchange, or by which any property or asset of the Company or any of its subsidiaries is bound or affected, except, in the case of each of clauses (ii) and (iii), as would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect.
(m)   Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, approval, authorization or order of, give notice to, or make any filing, qualification or registration with, any court, or other federal, state, local or other Governmental Authority or other Person in connection with the execution, delivery and performance of this Agreement or any Terms Agreement by the Company, other than: (i) the filing with the Commission of the Prospectus, (ii) such filings as are required to be made under applicable state securities laws and (iii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority (“FINRA”) and the Exchange in connection with the sale of the Shares on the Exchange under this Agreement or any Terms Agreement and the listing of the Shares on the Exchange for trading thereon in the time and manner required thereby (collectively, the “Required Approvals”). No event has occurred that allows or results in, or after notice or lapse of time or both would allow or result in, revocation, suspension, termination or invalidation of any such Required Approvals or any other impairment of the rights of the holder or maker of any such Required Approvals.
(n)   Independent Auditors.  Ernst & Young (Hellas) Certified Auditors Accountants S.A., who has certified certain financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of Article 2-01 of Regulation S-X and the rules of the Public Company Accounting Oversight Board (United States) (the “PCAOB”).
(o)   SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by Applicable Law to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Prospectus, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act.

(p)   Financial Statements.  The financial statements of the Company, together with the related notes, included or incorporated by reference in the Prospectus comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements and related notes have been prepared in accordance with United States generally accepted accounting principles in the United States applied on a consistent basis during the periods involved (“GAAP”), except as may be set forth in the related notes included or incorporated by reference in the Prospectus, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The financial statements, together with the related notes, included or incorporated by reference in the Prospectus comply in all material respects with Regulation S-X.  No other financial statements or supporting schedules or exhibits are required by Regulation S-X to be described or included or incorporated by reference in the Prospectus.  There is no pro forma or as adjusted financial information which is required to be included or incorporated by reference in the Prospectus, in accordance with Regulation S-X, which has not been included or incorporated as so required.  All information contained in the Prospectus regarding “non-GAAP financial measures” (as defined in Regulation G) complies with Regulation G and Item 10 of Regulation S-K, to the extent applicable.
(q)   Material Agreements. The agreements and documents described in the Registration Statement, the Prospectus and the SEC Reports conform in all material respects to the descriptions thereof contained therein, and there are no agreements or other documents required by the Securities Act and the rules and regulations thereunder to be described in the Registration Statement, the Prospectus or the SEC Reports that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the Registration Statement, the Prospectus or the SEC Reports, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the best of the Company’s knowledge, any other party is in default thereunder and, to the best of the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. To the best of the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing Applicable Law or order or decree of any Governmental Authority or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.
(r)   eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(s)   No Material Adverse Change.  Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (v) the Company has not issued any equity securities to any officer, director or Affiliate (as defined below), except pursuant to existing Company stock option plans and the issuance of Common Share Equivalents as disclosed in the SEC Reports, (vi) the Company has not experienced any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or action, order or decree of any court or governmental or regulatory authority, other than as set forth or contemplated in the Prospectus, (vii) the Company has not experienced any change in the capital stock (other than the issuance of Common Shares upon exercise of stock options and warrants described as outstanding in the Prospectus or any award under any employee stock purchase plans, in each case as accurately described in the Prospectus (collectively, an “Exempt Plan”) and the grant of options and other awards under any Exempt Plan) or long-term debt of the Company or any of its subsidiaries, or (viii) any material adverse changes, or any development involving a prospective material adverse change, in or affecting the business, properties, assets, general affairs, management, financial position, prospects, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, other than as set forth or contemplated in the Prospectus. The Company does not have pending before the Commission any request for confidential treatment of information. “Affiliate” means with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person as such terms are used in and construed under Rule 405 under the Securities Act.

(t)   Litigation.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any action, suit, inquiry, notice of violation, proceeding, arbitration, claim, investigation, charge or complaint pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of their respective properties or assets before or by any court, arbitrator, Governmental Authority (federal, state, county, local or foreign) (collectively, an “Action”). There are no Actions that (i) adversely affect or challenge the legality, validity or enforceability of the Agreement or the Shares or (ii) would, if there were an unfavorable decision, have or reasonably would be expected to result in a Material Adverse Effect. that is required to be described in the Prospectus and is not described therein, or which, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect Neither the Company nor any subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any of its subsidiaries under the Exchange Act or the Securities Act.
(u)   Compliance.  Neither the Company nor any of its subsidiaries is (i) in violation of its Amended and Restated Articles of Incorporation or Amended and Restated Bylaws (or analogous governing instrument, as applicable), (ii) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any subsidiary under), nor has the Company or any subsidiary received notice of a claim that it is in default under or that it is in violation of, any Credit Facility or other indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), or (iii) in violation in any Applicable Law to which it or its property or assets may be subject, except, in the cases of clauses (ii) and (iii) above, for any such violation or default that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(v)   Law and Permits.  Except as described in the Registration Statement or the Prospectus, the Company and each of its subsidiaries: (i) is and at all times since January 1, 2022 has been in material compliance with all United States (federal, state and local) and foreign statutes, rules, regulations, codes, treaties, or guidance applicable to the Company or the subsidiaries (“Applicable Laws”); (ii) since January 1, 2022, has not received any notice of adverse finding, warning letter, untitled letter or other correspondence or notice from any Governmental Authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (iii) since January 1, 2022, has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that any such Governmental Authority or third party intends to assert any such claim, litigation, arbitration, action, suit, investigation or proceeding; (iv) since January 1, 2022 has not received notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and the Company has no knowledge that any such Governmental Authority is considering such action; and (v) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission), except in the case of clauses (i) through (v) above, as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. “Governmental Authority” means any federal, provincial, state, local, foreign or other governmental, quasi-governmental or administrative agency, court or body or any other type of regulatory authority or body, including, without limitation, the Exchange. The aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.

(w)   Investment Company Act.  Neither the Company nor any of its subsidiaries is or, after giving effect to the issuance and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (the “Investment Company Act”).
(x)    No Stabilization.  Neither the Company nor, to the Company’s knowledge, any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.
(y)    Intellectual Property.  The Company and each of its subsidiaries owns, possesses, or can acquire on reasonable terms, all Intellectual Property (as defined below) necessary for the conduct of their respective businesses as now conducted or as described in the Registration Statement and the Prospectus to be conducted. (i) There are no rights of third parties to any such Intellectual Property owned by the Company; (ii) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property; (iii) there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others challenging the Company’s or any subsidiary’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) the Intellectual Property owned by the Company and each of the subsidiaries, and to the knowledge of the Company, the Intellectual Property licensed to the Company, each of the subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, and neither the Company nor any of the subsidiaries has received any written notice of such claim; and (vi) to the Company’s knowledge, no employee of the Company or any of its subsidiaries is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its subsidiaries or actions undertaken by the employee while employed with the Company or any of its subsidiaries, except, in each case, which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. “Intellectual Property” shall mean all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology, know-how (including unpatented and/or unpatentable proprietary of confidential information, systems or procedures) and other intellectual property. .
(z)   Cybersecurity and Compliance with Data Privacy Laws.
(i)  There has been no security breach or other compromise of or relating to any of the Company’s or any subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and the subsidiaries have not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security  breach or other compromise to its IT Systems and Data; (ii) the Company and the subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) the Company and its subsidiaries have implemented and maintained commercially reasonable safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data; and (iv) the Company and its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

(ii)  The Company and its subsidiaries are, and at all times during the last three (3) years were, in compliance with all applicable state, federal and foreign data privacy and security laws and regulations, including, without limitation, the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, “Privacy Laws”); (ii) the Company and its subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling and analysis of Personal Data (as defined below) (the “Policies”); (iii) the Company provides accurate notice of its applicable Policies to its customers, employees, third party vendors and representatives as required by the Privacy Laws; and (iv) applicable Policies provide accurate and sufficient notice of the Company’s then-current privacy practices relating to its subject matter, and do not contain any material omissions of the Company’s then-current privacy practices, as required by Privacy Laws. “Personal Data” means (i) a natural person’s name, street address, telephone number, email address, photograph, social security number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by GDPR; and (iv) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any identifiable data related to an identified person’s health or sexual orientation. (i) None of such disclosures made or contained in any of the Policies have been inaccurate, misleading, or deceptive in violation of any Privacy Laws and (ii) the execution, delivery and performance of the Agreement will not result in a breach of any Privacy Laws or Policies. Neither the Company nor any of its subsidiaries (i) to the knowledge of the Company, has received written notice of any actual or potential liability of the Company or its subsidiaries under, or actual or potential violation by the Company or its subsidiaries of, any of the Privacy Laws; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any regulatory request or demand pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement by or with any court or arbitrator or governmental or regulatory authority that imposed any obligation or liability under any Privacy Law.
(aa)   Bank Holding Company Act. Neither the Company nor any of its subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.
(bb)   U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Company shall so certify upon the Agents’ request.
(cc)       Title to Assets.  The Company and the subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the subsidiaries, in each case free and clear of all Liens, except for (i) Liens arising under any Credit Facility, (ii) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the subsidiaries and (iii) Liens for the payment of foreign, federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the subsidiaries are in compliance.

(dd)    Compliance with ERISA.  Except as would not be reasonably likely to result in a Material Adverse Effect, each Benefit Plan has been established and administered in accordance with its terms and in compliance with the applicable provisions of Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), the Code, and other applicable laws, rules and regulations.  The Company and its subsidiaries are in compliance with all applicable federal, state and local laws, rules and regulations regarding employment, except for any failures to comply that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.  For purposes of this Agreement, “Benefit Plan” or “Benefit Plans” means employee benefit plans as defined in Section 3(3) of ERISA, and all other employee benefit practices or arrangements, including, without limitation, any such practices or arrangements providing severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options or other stock-based compensation, hospitalization insurance, medical insurance, life insurance, scholarships or tuition reimbursements, maintained by the Company or to which the Company or any of its subsidiaries is obligated to contribute for employees or former employees of the Company and its subsidiaries.
(ee)   Stock Option Plans. Each stock option granted by the Company under the Company’s stock option plan was granted (i) in accordance with the terms of the Company’s stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Shares on the date such stock option would be considered granted under GAAP and Applicable Law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their financial results or prospects.
(ff)   No Labor Disputes. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such subsidiary, and neither the Company nor any of its subsidiaries is a party to a collective bargaining agreement, and the Company and its subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters that would reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries are in compliance with all Applicable Laws relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and each of the subsidiaries (A) is in compliance, in all material respects, with Applicable Laws (including pursuant to the Occupational Health and Safety Act or its foreign equivalents) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (B) has received all Authorizations (as defined below) or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (C) is in compliance, in all material respects, with all terms and conditions of such Authorizations or approval. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries relating to Occupational Laws, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations or cost accounting practices that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings.

(gg)   Environmental Laws.  Neither the Company nor any of its subsidiaries is in violation of any applicable international, national, state or local convention, law, regulation, order, governmental license, convention, treaty (including those promulgated by the International Maritime Organization) or other requirement relating to pollution or protection of human health or safety (as they relate to exposure to Materials of Environmental Concern (as defined below)) or protection of the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of natural resources, including without limitation, conventions, laws or regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum, petroleum products or other hydrocarbons (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), nor has the Company or any subsidiary received any written communication, whether from a Governmental Authority, citizens group, employee or otherwise, that alleges that the Company or any such subsidiary is in violation of any Environmental Law or governmental license required pursuant to Environmental Law; except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect; (b) there is no claim, action or cause of action filed with a court or Governmental Authority and no investigation, or other action with respect to which the Company or any subsidiary has received written notice alleging potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any subsidiary, now or in the past, or from any vessel owned, leased or operated by the Company or any subsidiary, now or in the past (collectively, “Environmental Claim”), pending or, to the knowledge of the Company, threatened against the Company or any subsidiary or any Person whose liability for any Environmental Claim the Company or any subsidiary has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; (c) to the knowledge of the Company, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably would be expected to result in a violation of any Environmental Law, require expenditures to be incurred pursuant to Environmental Law, or form the basis of an Environmental Claim against the Company, any subsidiary or against any Person whose liability for any Environmental Claim the Company or any subsidiary has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect (for the avoidance of doubt, the operation of vessels in the ordinary course of business shall not be deemed, by itself, an action, activity, circumstance or condition set forth in this clause (c)); and (d) none of the Company or any subsidiary is subject to any pending proceeding under Environmental Law to which a Governmental Authority is a party and which the Company reasonably believes is likely to result in monetary sanctions of US$100,000 or more. The Company has reasonably concluded that any existing compliance and remediation costs and liabilities arising under Environmental Laws and resulting from the business, operations or properties of the Company or any subsidiary would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement and the Prospectus. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and the subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorizations, any related constraints on operating activities and any potential liabilities to third parties). No facts or circumstances have come to the Company's attention that could result in costs or liabilities that could be expected, individually or in the aggregate, to have a Material Adverse Effect.

(hh)    Taxes.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any subsidiary know of no basis for any such claim. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes. The Company did not qualify as a “passive foreign investment company” within the meaning of Section 1297 of the Code for its most recently completed taxable year, and the Company does not expect that it will be treated as a “passive foreign investment company” within the meaning of Section 1297 of the Code for its current taxable year.
(ii)    Insurance.  The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and its subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. Each of such insurance policies is in full force and effect, and the Company is in compliance in all material respects with the terms of such insurance policies.  Neither the Company nor any of its subsidiaries has received any notice or other communication regarding any actual or possible: (i) cancellation or invalidation of any material insurance policy or (ii) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy. Neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.
(jj)   No Registration Rights.  No Person has the right to require registration of Common Shares or other securities of the Company or any of its subsidiaries because of the filing or effectiveness of the Registration Statement or otherwise, except for Persons who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right.  There are no Persons with registration rights or similar rights to have any securities registered by the Company or any of its subsidiaries under the Securities Act.
(kk)    No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any Person (other than this Agreement or any Terms Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or the Agents for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares or any transaction contemplated by this Agreement or by any Terms Agreement.
(ll)    Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(mm)    Listing and Maintenance Requirements.  The Common Shares are registered pursuant to Section 12(b) or Section 12(g) of the Exchange Act and are listed on the Exchange, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act or delisting the Common Shares from the Exchange, nor has the Company received any notification that the Commission or the Exchange is contemplating terminating such registration or listing. All of the Shares that have been or may be sold under this Agreement or any Terms Agreement have been approved for listing on the Exchange, subject only to official notice of issuance (if applicable); the Company has taken all necessary actions to ensure that, upon and at all times after the Exchange shall have approved the Shares for listing, it will be in compliance with all applicable corporate governance requirements set forth in the Exchange’s listing rules that are then in effect. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Shares are currently eligible for electronic transfer through The Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to The Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.
(nn)   Sarbanes-Oxley Act; Internal Accounting Controls.   The Company and each of its subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective. The Company and its subsidiaries maintain a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by their respective principal executive and principal financial officers, or under their supervision, to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language included in the Prospectus has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company and its subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and its subsidiaries and designed such disclosure controls and procedures to ensure that information (both financial and non-financial) required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and its subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its subsidiaries. Except as disclosed in the Prospectus, since the end of the Company’s most recent audited fiscal year, the Company has not identified any material weaknesses in the design or operation of the Company’s internal control over financial reporting.
(oo)    No Unlawful Payments.  Neither the Company nor any of its subsidiaries, nor any of their respective directors, officers or employees, nor, to the knowledge of the Company and its subsidiaries, any agents, affiliates or other Person acting on behalf of the Company or any such subsidiary, has (i) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to foreign or domestic political activity, (ii) made any direct or indirect unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns, political party officials, or candidates for political office from corporate funds, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any applicable anti-corruption laws, rules, or regulation of any other jurisdiction in which the Company or any subsidiary conducts business (collectively, the “Anti-Corruption Laws”), or (iv) made any other unlawful bribe, rebate, payoff, influence payment, kickback, or other unlawful payment to any Person. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all Anti-Corruption Laws.

(pp)    Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial record-keeping and reporting requirements, including those of the U.S. Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT ACT), the Currency and Foreign Transactions Reporting Act of 1970, as amended, and applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company and its subsidiaries, threatened.
(qq)    Sanctions.  Neither the Company nor any of its subsidiaries, directors, officers, or employees, nor, to the knowledge of the Company, any agent, affiliate or other Person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the so-called Donetsk People’s Republic, so-called Luhansk People’s Republic, any other Covered Region of Ukraine identified pursuant to Executive Order 14065, the Crimea region and non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (i) to fund or facilitate any activities of or business with any Person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country, or (iii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.  For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.
(rr)   Crypto Assets and Related Third-Party Arrangements.
(i)
The Company owns, directly or indirectly, and has good and valid title to all material Crypto Assets (as defined below) reflected in its financial statements or otherwise held in connection with its business, free and clear of all liens, encumbrances, pledges, and security interests, other than as disclosed in the Prospectus.

(ii)
The Company holds Crypto Assets either (a) in digital wallets or cold storage under its sole control, or (b) through custodial arrangements with U.S.-based, institutional-grade custodians, which are subject to written agreements with the Company that include provisions addressing fiduciary duties (as applicable), asset segregation, loss and theft protections, incident reporting, and compliance with applicable law.  To the Company’s knowledge, such custodians are duly authorized or registered, as required, under applicable U.S. federal or state law to perform digital asset custody services and complies in all material respects with applicable regulatory requirements.

(iii)
The Company has implemented internal controls, security protocols, and oversight procedures designed to safeguard its Crypto Assets, manage operational and custodial risks, and ensure accurate recordkeeping.

(iv)
The Company is in compliance with all applicable laws, rules, and regulations (including those administered by the SEC, Commodities Futures Trading Commission, FinCEN, OFAC, and applicable state regulators) governing the holding, custody, transfer, and management of Crypto Assets.  To the Company’s knowledge, no part of its Crypto Assets portfolio has been used in violation of applicable Anti-Money Laundering Laws, counter-terrorist financing, or economic Sanctions laws.

(v)
The Company has not received any written notice from any governmental or regulatory authority asserting that its Crypto Asset activities, or those of any of the custodians utilized by the Company, are or have been in violation of law.  The Company accounts for its Crypto Assets and related arrangements in accordance with GAAP, including current accounting guidance, and its disclosures reflect the nature of custodial relationships, risk of loss, and any arrangements that affect legal control.

For purposes of this Agreement, “Crypto Assets” means digital assets that are issued or transferred using distributed ledger or blockchain technology, including but not limited to cryptocurrencies (e.g., Bitcoin, Ethereum, NEAR), stablecoins, and other fungible or non-fungible tokens held or used by the Company.

(ss)     Export and Import Laws. Each of the Company and the subsidiaries, and, to the Company’s knowledge, each of their affiliates and any director, officer, agent or employee of, or other Person associated with or acting on behalf of, the Company has acted at all times in compliance with applicable Export and Import Laws (as defined below), and there are no claims, complaints, charges, investigations or proceedings pending or expected or, to the knowledge of the Company, threatened between the Company or any of the subsidiaries and any governmental authority under any Export or Import Laws. The term “Export and Import Laws” means the Arms Export Control Act, the International Traffic in Arms Regulations, the Export Administration Act of 1979, as amended, the Export Administration Regulations, and all other laws and regulations of the United States government regulating the provision of services to non-U.S. parties or the export and import of articles or information from and to the United States of America, and all similar laws and regulations of any foreign government regulating the provision of services to parties not of the foreign country or the export and import of articles and information from and to the foreign country to parties not of the foreign country.
(tt)   Statistical and Market Data. The statistical and market related data included or incorporated by reference in the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and such data agree with the sources from which they are derived.
(uu)   No Associated Persons; FINRA Matters.  Neither the Company nor any of its affiliates (within the meaning of FINRA Rule 5121(f)(1)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of FINRA) of, any member firm of FINRA.
(vv)   Transactions With Affiliates and Employees. Except as disclosed in the Registration Statement and the Prospectus, none of the officers or directors of the Company or any subsidiary and, to the knowledge of the Company, none of the employees of the Company or any subsidiary is presently a party to any transaction with the Company or any subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from, any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(ww)   Margin Rules. Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve or any other regulation of such Board of Governors.
(xx)   No Acquisitions or Dispositions.  Except as are described in the Prospectus, there are no contracts, letters of intent, term sheets, agreement, arrangements or understandings with respect to the direct or indirect acquisition or disposition by the Company of material interests in real or personal property.
(yy)   Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti‑takeover provision under the Company’s articles of incorporation (or similar charter documents) or the laws of its state or jurisdiction of incorporation that is or could become applicable as a result of the Agents and the Company fulfilling their obligations or exercising their rights under the Agreement.
(zz)   Solvency. Based on the consolidated financial condition of the Company, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof as such matters are described in the Registration Statement and the Prospectus, and (iii) the current cash flow of the Company, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the date hereof. The SEC Reports sets forth all outstanding secured and unsecured Indebtedness (as defined below) of the Company or any subsidiary, or for which the Company or any subsidiary has commitments. Neither the Company nor any subsidiary is in default with respect to any Indebtedness. “Indebtedness” means (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP.
(aaa)   Maritime Representations.
(i)
Each of the vessels described in the Registration Statement and the Prospectus as being owned by the Company or any subsidiary as described therein (“Owned Vessels”) has been duly and validly registered in the name of a subsidiary under the laws and regulations and flag of the nation of its registration; no other action is necessary to establish and perfect such entity’s title to and interest in any of the Owned Vessels as against any third party; and each Owned Vessel is owned directly by the Company or such subsidiary free and clear of all liens, claims, security interests or other encumbrances, except such as are described in or contemplated by the Registration Statement and the Prospectus. Each such subsidiary has good title to the applicable Owned Vessel, free and clear of all mortgages, pledges, liens, security interests and claims and all defects of the title of record except for maritime liens incurred in the ordinary course and those liens arising under Credit Facilities, each as disclosed in the Registration Statement and the Prospectus.

(ii)
Except as described in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries is a party to any memorandum of agreement or option agreement to purchase any vessels.

(iii)
Each of the Owned Vessels is in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of the jurisdiction in which it is registered, except where such lien or defect of title or record would not result in a Material Adverse Effect.

(iv)
Each of the Owned Vessels is operated in compliance with the rules, codes of practice, conventions, protocols, guidelines or similar requirements or restrictions imposed, published or promulgated by any governmental authority, classification society or insurer applicable to the respective Owned Vessel (collectively, “Maritime Guidelines”) and all applicable international, national, state and local conventions, laws, regulations, orders, governmental licenses and other requirements (including, without limitation, all Environmental Laws), in each case as in effect on the date hereof, except where such failure to be in compliance would not result in a Material Adverse Effect. The Company and each applicable subsidiary are qualified to own or lease, as the case may be, and operate such Owned Vessels under all applicable international, national, state and local conventions, laws, regulations, orders, governmental licenses and other requirements (including, without limitation, all Environmental Laws) and Maritime Guidelines, including the laws, regulations and orders of each such vessel's flag state, in each case as in effect on the date hereof, except where such failure to be so qualified would not result in a Material Adverse Effect.

(v)
Each of the Owned Vessels is classed by a classification society which is a full member of the International Association of Classification Societies and such Owned Vessels are in class with valid class and trading certificates, without any overdue recommendations, in each case based on the classification and certification requirements in effect on the date hereof.

(vi)
The Company maintains, or causes to be maintained, adequate marine insurance coverage for each of the Owned Vessels including: (i) Marine Hull and Machinery insurance; (ii) Protection and Indemnity (P&I) insurance through a recognized P&I club; (iii) War Risks insurance; (iv) Loss of Hire insurance where applicable; all such insurance policies are in full force and effect, all premiums have been paid, and there are no material outstanding claims or circumstances that could give rise to material claims. The Company has not received any notice of cancellation, non-renewal, or material alteration of coverage.

(bbb)   Consent to Jurisdiction.  The Company has the power to submit, and pursuant to Section 17 of this Agreement has legally, validly, effectively and irrevocably submitted, to the jurisdiction of any federal or state court in the State of New York, County of New York, and has the power to designate, appoint and empower, and pursuant to Section 17 of this Agreement has legally, validly and effectively designated, appointed and empowered, an agent for service of process in any suit or proceeding based on or arising under this Agreement in any federal or state court in the State of New York.
(ccc)   Other At The Market Sales Agreements.  The Company is not a party to any agreement with an agent or underwriter for any other “at the market” offering.
(ddd)   Foreign Private Issuer.  The Company is a “foreign private issuer” as defined in Rule 405 promulgated under the Securities Act.

(eee) No Immunity.  Neither the Company nor any of its subsidiaries or their properties or assets has immunity under the Marshall Islands, Panama, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court in the Marshall Islands, Panama or any U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or any of its subsidiaries or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement, may at any time be commenced, the Company has, pursuant to Section 17 of this Agreement, waived, and it will waive, or will cause its subsidiaries to waive, such right to the extent permitted by law.
(fff) Enforcement of Foreign Judgments.  Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be declared enforceable against the Company by the courts of the Marshall Islands, without reconsideration or reexamination of the merits provided that, in the case of the courts of the Marshall Islands, such judgment (i) is given by a foreign court of competent jurisdiction; (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (iii) is final; (iv) is not in respect of taxes, a fine or a penalty; and (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Marshall Islands.
(ggg) Valid Choice of Law.   The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the Marshall Islands and will be honored by the courts of the Marshall Islands, subject to the restrictions described under the captions “Enforcement of Civil Liabilities” in the Registration Statement and the Prospectus and provided that, in the case of the courts of the Marshall Islands, such choice of law has been made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of the State of New York. The Company has the power to submit, and pursuant to Section 17 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court.
  Any certificate signed by an officer of the Company and delivered to the Agents or to counsel for the Agents pursuant to or in connection with this Agreement or any Terms Agreement shall be deemed to be a representation and warranty by the Company to the Agents as to the matters set forth therein.
The Company acknowledges that the Agents and, for purposes of the opinions to be delivered pursuant to Section 7, counsel to the Company and counsel to the Agents, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

7.    Covenants of the Company.  The Company covenants and agrees with the Agents that:
(a)   Registration Statement Amendments.  After the date of this Agreement and during any period in which a Prospectus relating to any Shares is required to be delivered by the Agents under the Securities Act or the Rules and Regulations (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Rules and Regulations) (a “Delivery Period”), (i) the Company will notify the Agents promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed, (ii) the Company will prepare and file with the Commission, promptly upon the Agents’ request, any amendments or supplements to the Registration Statement or Prospectus that, in the Agents’ reasonable opinion, may be necessary or advisable in connection with the distribution of the Shares by the Agents (provided, however, that the failure of the Agents to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Agents’ right to rely on the representations and warranties made by the Company in this Agreement or any Terms Agreement; provided, further, that the only remedy the Agents will have respecting the failure to make such filing will be to cease making sales under this Agreement until such amendment or supplement is filed); (iii) the Company will not file any amendment or supplement to the Registration Statement or the Prospectus, other than documents incorporated by reference, relating to the sale of Shares or a security convertible into the Shares unless a copy thereof has been submitted to the Agents within a reasonable period of time before the filing and the Agents have not reasonably objected thereto within two (2) Business Days after receipt thereof (provided, however, that (x) the failure of the Agents to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agents’ right to rely on the representations and warranties made by the Company in this Agreement or any Terms Agreement and (y) the only remedy that the Agents shall have with respect to the failure by the Company to submit such filing to the Agents for review (other than the Agents’ rights under Section 9 hereof), shall be to cease making sales under this Agreement until such amendment or supplement is filed; provided, further, the Company will have no obligation to submit such advance copy of such filing or provide the Agents an opportunity to object to such filing if the filing does not name the Agents and does not relate to the transactions contemplated by this Agreement); (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act, and (v) prior to the termination of this Agreement, the Company will notify the Agents if at any time the Registration Statement shall no longer be effective as a result of the passage of time pursuant to Rule 415 under the Securities Act or otherwise. Prior to the initial sale of any Shares, the Company shall file a final Prospectus Supplement pursuant to Rule 424(b) relating to the Shares.
(b)   Notice of Commission Stop Orders.  The Company will advise the Agents, promptly after it receives notice or obtains knowledge thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information.  In the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, the Company shall use its best efforts to obtain the withdrawal of such order.

(c)   Delivery of Prospectus; Subsequent Changes.  During any Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act and the Rules and Regulations, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of the Exchange Act or the Exchange Act Rules and Regulations.  If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or the Prospectus to comply with the Securities Act or the Rules and Regulations, the Company will promptly notify the designated Agent to suspend the offering of Shares during such period and the Company will promptly amend or supplement the Registration Statement or the Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance; provided however, that the Company may delay any such amendment or supplement if (i) there is no outstanding Placement Notice, (ii) such Agent is not otherwise required to deliver the Prospectus under the Securities Act and the Rules and Regulations, and (iii) the Company believes, in the reasonable judgment of the Company, it is in the best interests of the Company not to file such amendment or supplement or effect such compliance. Until such time as the Company shall have corrected such misstatement or omission or effected such compliance, the Company shall not issue a Placement Notice to an Agent.
(d)   Blue Sky Compliance.  The Company shall promptly, from time to time, take such actions as an Agent may reasonably request to qualify the Shares for offering and sale under the securities or Blue Sky laws of such jurisdictions (domestic or foreign) as such Agent may reasonably designate and to continue such qualifications in effect, and to comply with such laws, for so long as required to permit the offer and sale of Shares in such jurisdictions; provided, however, that the Company and its subsidiaries shall not be obligated to (i) qualify as foreign corporations in any jurisdiction in which they are not so qualified, (ii) file a general consent to service of process in any jurisdiction, or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.
(e)   Earnings Statement.  The Company will make generally available to its stockholders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158). The Company’s compliance with the reporting requirements of the Exchange Act shall be deemed to satisfy this Section 7(e).
(f)   Expenses.  The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, in accordance with the provisions of Section 11, will pay the following expenses all incident to the performance of its obligations hereunder, including, but not limited to, expenses relating to (i) the preparation, printing and filing of the Registration Statement (and each amendment and supplement thereto) and the Prospectus (and each amendment and supplement thereto), (ii) the preparation, issuance and delivery of the Shares, (iii) the qualification of the Shares under securities laws in accordance with the provisions of Section 7(d), including filing fees and associated legal expenses of the Agents’ outside counsel, (iv) the printing and delivery to the Agents of copies of the Prospectus and any amendments or supplements thereto, (v) the fees and expenses incurred in connection with the listing or qualification of the Shares for trading on the Exchange, (vi) the filing fees and expenses, if any, of the Commission, (vii) the filing fees and associated legal expenses of the Agents’ outside counsel for filings with the FINRA Corporate Financing Department, such legal expense reimbursement not to exceed $15,000 and, (viii) the reasonable fees and disbursements of the Agents’ counsel (A) in an amount not to exceed $75,000 arising out of executing this Agreement or any Terms Agreement and the satisfaction of the Company’s covenants with respect to the First Delivery Date and (B) in an amount not to exceed $15,000 in connection with each Bring-Down Date (as defined below) on which the Company is required to provide a Bring-Down Certificate (as defined below).

(g)   Use of Proceeds.  To apply the Net Proceeds as set forth in the Prospectus under the heading “Use of Proceeds.”
(h)   Clear Market.  Without the prior written consent of the Agents, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Shares (other than the Shares offered pursuant to this Agreement or any Terms Agreement) or securities convertible into or exchangeable or exercisable for Common Shares, warrants or any rights to purchase or acquire Common Shares during the period beginning on the third Trading Day immediately prior to the date on which any Placement Notice is delivered to the Agents hereunder and ending on the second Trading Day immediately following the final Settlement Date with respect to Shares sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Shares covered by a Placement Notice, the date of such suspension or termination); and will not directly or indirectly in any other “at the market offering” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Shares (other than the Shares offered pursuant to this Agreement or any Terms Agreement) or securities convertible into or exchangeable or exercisable for Common Shares, warrants or any rights to purchase or acquire, Common Shares prior to the later of the termination of this Agreement or any Terms Agreement and the 30th day immediately following the final Settlement Date with respect to Shares sold pursuant to such Placement Notice; provided, however, that such restrictions will not be required in connection with the Company’s issuance, grant or sale of (i) Common Shares, options to purchase Common Shares or other securities under an Exempt Plan (as defined below), (ii) Common Shares issuable upon the exercise of options or vesting of other securities, pursuant to any Exempt Plan, (iii) Common Shares issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding, and disclosed in the Prospectus, (iv) Common Shares or securities convertible into or exchangeable for Common Shares as consideration for mergers, acquisitions, other business combinations or strategic alliances occurring after the date of this Agreement, which are not issued for capital raising purposes, or (v) any securities issued pursuant to the PIPE Offering.
(i)   Change of Circumstances.  The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Shares hereunder or pursuant to a Terms Agreement, advise the Agents promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to the Agents pursuant to this Agreement or any Terms Agreement.
(j)   Due Diligence Cooperation.  During the term of this Agreement, the Company will cooperate with any reasonable due diligence review conducted by the Agents or their respective agents in connection with the transactions contemplated hereby or by any Terms Agreement, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as the Agents may reasonably request.
(k)   Required Filings Relating to Placement of Shares.  The Company agrees that on such dates as the Securities Act or the Rules and Regulations shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) of the Rules and Regulation, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.  The Company shall, solely to the extent required by the Exchange Act Rules and Regulations, disclose in any current report on Form 6-K containing semi-annual financial information and in its Annual Report on Form 20-F, as applicable, the number of Shares sold under this Agreement and any Terms Agreement, and the gross proceeds and Net Proceeds to the Company from the sale of the Shares and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement and any Terms Agreement during the relevant period in respect of which such disclosure, if any, is required by such Annual Report on Form 20-F or current report on Form 6-K.

(l)   Bring-Down Dates; Bring-Down Certificate.  On or prior to the First Delivery Date and each time (i) the Company files the Prospectus relating to the Shares or amends or supplements the Registration Statement or the Prospectus relating to the Shares (other than a prospectus supplement filed in accordance with Section 7(k)) by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of document(s) by reference into the Registration Statement or the Prospectus relating to the Shares; (ii) the Company files an Annual Report on Form 20-F under the Exchange Act (including any Form 20-F/A containing amended financial information or a material amendment to the previously filed Annual Report on Form 20-F); (iii) the Company files a current report on Form 6-K under the Exchange Act containing semi-annual financial information (including any Form 6-K/A containing amended financial information or a material amendment to the previously filed Report on Form 6-K); or (iv) the Company files a current report on Form 6-K containing amended financial information (other than an earnings release) under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iv), a “Bring-Down Date”); the Company shall furnish the Agents with a certificate, in the form attached hereto as Exhibit 7(l) (a “Bring-Down Certificate”), within one Trading Day of any Bring-Down Date, if requested by the Agents.  The requirement to provide a certificate under this Section 7(l) shall be waived for any Bring-Down Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Bring-Down Date) and the next occurring Bring-Down Date; provided, however, that such waiver shall not apply for any Bring-Down Date on which the Company files its Annual Report on Form 20-F.  Notwithstanding the foregoing, if the Company subsequently decides to sell Shares in an Agency Transaction following a Bring-Down Date when the Company relied on such waiver and did not provide the Agents with a certificate under this Section 7(l), then before the Company delivers the Placement Notice or the Agents sell any Shares pursuant to such Agency Transaction, the Company shall provide the Agents with a Bring-Down Certificate, dated the date of the Placement Notice.  With respect to any Principal Transaction, a Bring-Down Certificate shall be delivered on the Principal Settlement Date.
(m)   Legal Opinion.  On or prior to the First Delivery Date and within one Trading Day of each Bring-Down Date with respect to which the Company is obligated to deliver a Bring-Down Certificate for which no waiver is applicable, the Company shall cause to be furnished to the Agents a written opinion and negative assurance letter of Reed Smith LLP  (“Company Counsel”), or other counsel satisfactory to the Agents, in form and substance reasonably satisfactory to the Agents and their counsel, dated the date that the opinion is required to be delivered; provided, however, that in lieu of such opinion for subsequent Bring-Down Dates, such counsel may furnish the Agents with a letter to the effect that the Agents may rely on a prior opinion delivered under this Section 7(m) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Bring-Down Date).  With respect to any Principal Transaction, the Company shall cause to be furnished to the Agents written opinion of Company Counsel, or other counsel satisfactory to the Agents, in form and substance reasonably satisfactory to the Agents and their counsel, dated the Principal Settlement Date.
(n)   Comfort Letter.  On or prior to the First Delivery Date and within one Trading Day of each Bring-Down Date with respect to which the Company is obligated to deliver a Bring-Down Certificate for which no waiver is applicable, the Company shall cause its independent accountants to furnish the Agents a letter (a “Comfort Letter” and the first such letter, the “Initial Comfort Letter”), dated the date the Comfort Letter is delivered, in form and substance reasonably satisfactory to the Agents, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to the Agents in connection with registered public offerings, and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter. With respect to any Principal Transaction, the Company shall cause its independent accountants to furnish the Agents Comfort Letters, dated the date of the Terms Agreement and the Principal Settlement Date, in form and substance reasonably satisfactory to the Agents.

(o)   Chief Financial Officer’s Certificate. On or prior to the First Delivery Date and within one Trading Day of each Bring-Down Date with respect to which the Company is obligated to deliver a Bring-Down Certificate for which no waiver is applicable, if requested by the Agents, the Company shall have delivered to the Agents a certificate executed by the Chief Financial Officer of the Company, providing “management comfort” with respect to certain financial data included or incorporated by reference in the Prospectus, dated as of such date, in form and substance reasonably satisfactory to the Agents (a “CFO Certificate”). With respect to any Principal Transaction, if requested by the Agents, the Company shall have delivered to the Agents a CFO Certificate, dated the date of the Terms Agreement and the Principal Settlement Date, in form and substance reasonably satisfactory to the Agents.
(p)   Secretary’s Certificate. On or prior to the First Delivery Date and within one Trading Day of each Bring-Down Date with respect to which the Company is obligated to deliver a Bring-Down Certificate for which no waiver is applicable, the Company shall have delivered to the Agents a certificate executed by the Secretary of the Company, dated as of such date, in form and substance reasonably satisfactory to the Agents. With respect to any Principal Transaction, the Company shall have delivered to the Agents a certificate executed by the Secretary of the Company, dated the date of the Principal Settlement Date, in form and substance reasonably satisfactory to the Agents.
(q)   Market Activities.  The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or would reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, or purchase the Common Shares to be issued and sold pursuant to this Agreement or any Terms Agreement, or pay anyone any compensation for soliciting purchases of the Shares other than the Agents; provided, however, that the Company may bid for and purchase Common Shares in accordance with Rule 10b-18 of the Exchange Act Rules and Regulations.
(r)   Insurance.  The Company and its subsidiaries shall maintain, or cause to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for the business for which they are engaged.
(s)   Compliance with Laws.  The Company and each of its subsidiaries shall maintain, or cause to be maintained, all material Authorizations in order to conduct their businesses as described in the Prospectus, and the Company and each of its subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such Authorizations and with applicable environmental laws, except where the failure to maintain or be in compliance with such Authorizations and laws could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(t)   Investment Company Act.  The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.
(u)   Securities Act and Exchange Act.  The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act, the Rules and Regulations, the Exchange Act, and the Exchange Act Rules and Regulations as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Shares as contemplated by the provisions hereof and the Prospectus.

(v)   No Offer to Sell.  Other than a Permitted Free Writing Prospectus approved in advance by the Company and the Agents in their capacity as agents hereunder, neither the Agents nor the Company (including its agents and representatives, other than the Agents in their capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 of the Rules and Regulations), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Shares hereunder.
(w)   Sarbanes-Oxley.  The Company and its subsidiaries will use their best efforts to comply with all effective applicable provisions of Sarbanes-Oxley.
(x)   Affirmation.  Each Placement Notice delivered by the Company to the Agents and each execution and delivery by the Company of a Terms Agreement shall be deemed to be (i) an affirmation that the representations, warranties and agreements of the Company herein contained and contained in any certificate delivered to the Agents pursuant hereto are true and correct at the time of delivery of such Placement Notice or the date of such Terms Agreement, as the case may be, and (ii) an undertaking that such representations, warranties and agreements will be true and correct on any applicable Time of Sale and Settlement Date, as though made at and as of each such time (it being understood that such representations, warranties and agreements shall relate to the Registration Statement and the Prospectus as amended and supplemented to the time of such Placement Notice acceptance or Terms Agreement execution, as the case may be).
8.      Renewal.    If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, the aggregate gross sales price of Shares sold by the Company is less than the Maximum Amount and this Agreement has not expired or been terminated, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new shelf registration statement relating to the Shares, in form and substance satisfactory to the Agents, and, if not automatically effective, will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other reasonable actions necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new shelf registration statement.
9.    Conditions to the Agents’ Obligations. The obligations of each Agent hereunder with respect to a Placement Notice or any Terms Agreement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder and thereunder, to the completion by such Agent of a due diligence review satisfactory to such Agent in its reasonable judgment, and to the continuing satisfaction (or waiver by such Agent in its sole discretion) of the following additional conditions:
(a)   Registration Statement Effective.  The Registration Statement shall be effective and shall be available for (i) all sales of Shares issued pursuant to all prior Placement Notices or any Terms Agreement and (ii) the sale of all Shares contemplated to be issued pursuant to any Placement Notice or Terms Agreement.
(b)   No Material Notices.  None of the following events shall have occurred and be continuing:  (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)   No Misstatement or Material Omission.  Such Agent shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in such Agent’s reasonable opinion is material, or omits to state a fact that in such Agent’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances then existing) not misleading.
(d)   No Material Adverse Effect.  Neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included in the Prospectus, (i) any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or action, order or decree of any court or governmental or regulatory authority, other than as set forth or contemplated in the Prospectus; (ii) any change in the capital stock (other than the issuance of Common Shares upon exercise of stock options and warrants described as outstanding in the Prospectus or any award under any Exempt Plan and the grant of options and other awards under any Exempt Plan) or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment paid or made by the Company on any class of capital stock; or (iii) any material adverse changes, or any development involving a prospective material adverse change, in or affecting the business, properties, assets, general affairs, management, financial position, prospects, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, other than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in any of clauses (i), (ii) or (iii), is, in the reasonable judgment of such Agent (without relieving the Company of any obligation or liability it may otherwise have), is so material and adverse as to make it impracticable or inadvisable to proceed with the offering of the Shares on the terms and in the manner contemplated in the Prospectus.
(e)   Company Counsel Legal Opinion. The Agents shall have received the opinion of Company Counsel and negative assurance letter required to be delivered pursuant to Section 7(m) on or before the date on which such delivery of such opinion is required pursuant to Section 7(m).
(f)   Agents’ Counsel Legal Opinion. The Agents shall have received from Paul Hastings LLP, counsel for the Agents, such opinion or opinions and negative assurance letter, on or before the date on which the delivery of the Company Counsel legal opinion is required pursuant to Section 7(m), with respect to such matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.
(g)   Comfort Letters. The Agents shall have received the Comfort Letters required to be delivered pursuant to Section 7(n) on or before the date on which such delivery of such Comfort Letters are required pursuant to Section 7(n).
(h)   CFO Certificate.  The Agents shall have received the CFO Certificate required to be delivered pursuant to Section 7(o) on or before the date on which delivery of such certificate is required pursuant to Section 7(o).
(i)   Bring-Down Certificate. The Agents shall have received the Bring-Down Certificate required to be delivered pursuant to Section 7(l) on or before the date on which delivery of such certificate is required pursuant to Section 7(l).
(j)   Secretary’s Certificate. On or prior to the First Delivery Date and at each Principal Settlement Date, the Agents shall have received a certificate, executed by the Secretary of the Company, in form and substance satisfactory to the Agents and their counsel.
(k)   No Suspension. Trading in the Common Shares shall not have been suspended on the Exchange.

(l)   Other Materials.  On each date on which the Company is required to deliver a Bring-Down Certificate pursuant to Section 7(l), in addition to each of the deliverables otherwise required by Section 7, the Company shall have furnished to the Agents such appropriate further information, certificates and documents as the Agents may have reasonably requested and that are usually and customarily furnished by an issuer of securities in connection with a securities offering. All deliverables shall have been in compliance, and delivered when required by, the provisions of this Agreement.
(m)   Securities Act Filings Made.  All filings with the Commission required by Rule 424 of the Rules and Regulations to have been filed prior to the issuance of any Shares hereunder or under any Terms Agreement shall have been made within the applicable time period prescribed for such filing by Rule 424. The Company shall file a prospectus supplement in connection with any Principal Transaction within the applicable time period prescribed for such filing by Rule 424.
(n)   Listing on the Exchange.  Either (i) the Shares shall have been approved for listing on the Exchange, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Shares on the Exchange, at, or prior to, the First Placement Notice Date.
(o)   No Termination Event.  There shall not have occurred any event that would permit the Agents to terminate this Agreement pursuant to Section 11(a).
10.    Indemnification and Contribution.
(a)   Indemnification of the Agents by the Company.  The Company shall indemnify and hold harmless each Agent, its affiliates, directors, officers, managers, members, employees, representatives and agents and each person, if any, who controls such Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Agent Indemnified Parties,” and each, an “Agent Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Agent Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus (including any free writing prospectus), or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Agent Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by that Agent Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from any such document made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Agents specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of such Agent is its name (in the case of such Agent, the “Agent Information”).

The indemnity agreement in this Section 10(a) is not exclusive and is in addition to each other liability which the Company might have, and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to any Agent Indemnified Party.

(b)   Indemnification of the Company by the Agents.  The Agents shall, severally and not jointly, indemnify and hold harmless the Company and its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Company Indemnified Parties” and each, a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (including any issuer free writing prospectus), or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any such document, a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of an Agent specifically for use therein, which information the parties hereto agree is limited to the Agent Information, and shall reimburse the Company Indemnified Parties for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred.
  The indemnity agreement in this Section 10(b) is not exclusive and is in addition to each other liability which the Agents might have, and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to any Company Indemnified Party.

(c)   Indemnification Procedure. Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 10, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced by such failure (through the forfeiture or material impairment of substantive rights or defenses); and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10.  If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party).  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 10(a) or such Agent in the case of a claim for indemnification under Section 10(b), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by such Agent if the indemnified parties under this Section 10 consist of any Agent Indemnified Party or by the Company if the indemnified parties under this Section 10 consist of any Company Indemnified Parties.  Subject to this Section 10(c), the amount payable by an indemnifying party under Section 10 shall include, but not be limited to, (i) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (ii) all amounts paid in settlement of any of the foregoing.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 10 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.  No indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d)   Contribution. If the indemnification provided for in this Section 10 is unavailable or insufficient to hold harmless an indemnified party under Section 10(a) or 10(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other from the offering of the Shares, or (ii) if the allocation provided by clause (i) of this Section 10(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 10(d) but also the relative fault of the Company, on the one hand, and the Agents, on the other, with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Agents, on the other, with respect to such offering shall be deemed to be in the same proportion as the total Net Proceeds from the sale of the Shares received by the Company bear to the total compensation received by the Agents from the sale of the Shares on behalf of the Company.  The relative fault of the Company, on the one hand, and the Agents, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Agents, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company by or on behalf of the Agents for use in the Registration Statement, the Prospectus (including any free writing prospectus), or in any amendment or supplement thereto, consists solely of the Agent Information.
(e)   Contribution Procedure. The Company and the Agents agree that it would not be just and equitable if contributions pursuant to Section 10(d) above were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to Section 10(d) above.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to in Section 10(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding.  Notwithstanding the provisions of this Section 10, no Agent shall be required to contribute any amount in excess of the amount by which total compensation received by such Agent from the sale of Shares on behalf of the Company exceeds the amount of any damages which such Agent has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
11.    Representations and Agreements to Survive Delivery.  The indemnity and contribution agreements contained in Section 10 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of the Agents, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Shares and payment therefor, or (iii) any termination of this Agreement.

12.    Termination.
(a)   Each Agent shall have the right, in its sole discretion, by giving notice as hereinafter specified at any time to terminate this Agreement with respect to such Agent if (i) the Company shall have suffered any Material Adverse Effect, or any development that could reasonably be expected to result in a Material Adverse Effect, that, in the judgment of the Agents, may materially impair the ability of such Agent to sell the Shares hereunder, (ii) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder, (iii) any other condition of such Agent’s obligations hereunder is not fulfilled as and when required, or (iv) any suspension or limitation of trading in the Shares or in securities generally on the Exchange shall have occurred.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(f) (Expenses), Section 9 (Indemnification and Contribution), Section 10 (Representations and Agreements to Survive Delivery) and Section 17 (Governing Law, Jurisdiction, Waiver of Jury Trial, Agent for Service) hereof shall remain in full force and effect notwithstanding such termination. If an Agent elects to terminate this Agreement as provided in this Section 11(a), such Agent shall provide the required notice as specified in Section 12 (Notices).
(b)   In the case of any purchase by an Agent pursuant to a Terms Agreement, the obligations of such Agent pursuant to such Terms Agreement shall be subject to termination by such Agent at any time prior to or on the Principal Settlement Date if since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement or the Prospectus, (A) there has been any Material Adverse Effect or material change in the senior management of the Company, whether or not arising in the ordinary course of business; (B) there has occurred any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions, the effect of which on the United States or international financial markets is such as to make it, in such Agent’s judgment, impracticable to market the Shares or enforce contracts for the sale of the Shares; (C) trading in any securities of the Company has been suspended by the Commission or by the Exchange, or if trading generally on the Nasdaq has been suspended (including an automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or FINRA or by order of the Commission or any other governmental authority; (D) any federal, state, local or foreign statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which, in the opinion of the Agents, would reasonably be expected to result in a Material Adverse Effect; or (E) any action has been taken by any federal, state, local or foreign government or agency in respect of its monetary or fiscal affairs which, in the opinion of the Agents, would reasonably be expected to have a material adverse effect on the securities markets in the United States. If an Agent elects to terminate its obligations pursuant to this Section 11(b), the Company shall be notified promptly in writing.
(c)   The Company shall have the right, by giving 10 days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(f) (Expenses), Section 9 (Indemnification and Contribution), Section 10 (Representations and Agreements to Survive Delivery) and Section 17 (Governing Law, Jurisdiction, Waiver of Jury Trial, Agent for Service) hereof shall remain in full force and effect notwithstanding such termination.
(d)   Each Agent shall have the right, in its sole discretion, by giving 10 days’ notice as hereinafter specified to terminate this Agreement with respect to such Agent at any time after the date of this Agreement.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(f) (Expenses), Section 9 (Indemnification and Contribution), Section 10 (Representations and Agreements to Survive Delivery) and Section 17 (Governing Law, Jurisdiction, Waiver of Jury Trial, Agent for Service) hereof shall remain in full force and effect notwithstanding such termination.

(e)   Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the issuance and sale of all of the Shares through the Agents on the terms and subject to the conditions set forth herein; provided that the provisions of Section 7(f) (Expenses), Section 9 (Indemnification and Contribution), Section 10 (Representations and Agreements to Survive Delivery) and Section 17 (Governing Law, Jurisdiction, Waiver of Jury Trial, Agent for Service) hereof shall remain in full force and effect notwithstanding such termination.
(f)         This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (c), or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(f) (Expenses), Section 9 (Indemnification and Contribution), Section 10 (Representations and Agreements to Survive Delivery) and Section 17 (Governing Law, Jurisdiction, Waiver of Jury Trial, Agent for Service) shall remain in full force and effect.
(g)   Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such Shares shall settle in accordance with the provisions of this Agreement. Upon termination of this Agreement, the Company shall not be required to pay to the Agents any discount or commission with respect to any Shares not otherwise sold by the Agents under this Agreement; provided, however, that the Company shall remain obligated to reimburse the Agents’ expenses pursuant to Section 7(f) (Expenses).
(h)  To the extent this Agreement is terminated by one Agent or by the Company with respect to some but not all Agents pursuant to Sections 11(a), (c) or (d) above, (i) this Agreement shall terminate only with respect to such Agent, as the case may be, and shall remain in full force and effect with respect to the Company and the other Agent, unless and until terminated pursuant to Sections 11(a), (c) or (d) above, and (ii) the term “Agents” as used herein shall, with effect from the date of such termination, be deemed to refer only to such other Agent in respect of which this Agreement has not been so terminated.
13.    Notices.  All statements, requests, notices and agreements hereunder shall be in writing, and:
(a) if to Clear Street, shall be delivered or sent by mail or email to Clear Street LLC, Attention: General Counsel, 4 World Trade Center, 45th Floor, New York, New York 10006, email: bfriedman@clearstreet.io, and if to Cohen & Co., shall be delivered or sent by mail or email to Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC, 3 Columbus Circle, 24th Floor, New York, NY 10019, Attention: Jerry Serowik, Email: capitalmarkets@cohencm.com; and
(b) if to the Company shall be delivered or sent by mail or email to Robert Perri, email: rperri@oceanpal.com, and Salvatore Ternullo, email: sal@svrn.net, with copies to (which shall not constitute notice to): Lynwood Reinhardt, email: LReinhardt@reedsmith.com and Jocelyne Kelly, email: Jocelyne.Kelly@reedsmith.com.
Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.  Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day (as defined below), or, if such day is not a Business Day on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Nasdaq and commercial banks in the City of New York are open for business.

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 12 if sent to the electronic mail address specified by the receiving party under separate cover. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives confirmation of receipt by the receiving party. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice.

14.    Successors and Assigns. This Agreement and any Terms Agreement shall inure to the benefit of and be binding upon the Agents, the Company and their respective successors and assigns and the persons referred to in Section 9 hereof.  Nothing expressed or mentioned in this Agreement or any Terms Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentence, any legal or equitable right, remedy or claim under or in respect of this Agreement or any such Terms Agreement, or any provisions herein or therein contained, this Agreement or any such Terms Agreement and all conditions and provisions hereof or thereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement or such Terms Agreement shall also be for the benefit of the Agent Indemnified Parties, and the indemnities of the Agents shall be for the benefit of the Company Indemnified Parties. Neither party may assign its rights or obligations under this Agreement or any Terms Agreement without the prior written consent of the other party; provided, however, that the Agents may assign their respective rights and obligations hereunder to an affiliate of the Agents without obtaining the Company’s consent.
15.    Adjustments for Share Splits.  The parties acknowledge and agree that all share-related numbers contained in this Agreement or any Terms Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Common Shares.
16.    Entire Agreement; Construction; Amendment.  This Agreement (including any Placement Notices issued pursuant hereto), together with any Terms Agreements, constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  In this Agreement or any Terms Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another.  The section headings in this Agreement and any Terms Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement or any such Terms Agreement.  This Agreement and any Terms Agreement may be amended or modified, and the observance of any term of this Agreement and any Terms Agreement may be waived, only by a writing signed by the Company and the Agents.
17.    Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement or any Terms Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof.  If any section, paragraph, clause or provision of this Agreement or any Terms Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
18.    Governing Law, Jurisdiction, Waiver of Jury Trial, Agent for Service.  This Agreement and any Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations. The Company irrevocably (a) submits to the exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York for the purpose of any suit, action or other proceeding arising out of this Agreement or the transactions contemplated by this Agreement or by any Terms Agreement, the Registration Statement, or the Prospectus, (b) agrees that all claims in respect of any such suit, action or proceeding may be heard and determined by any such court, (c) waives to the fullest extent permitted by applicable law, any immunity from the jurisdiction of any such court or from any legal process, (d) agrees not to commence any such suit, action or proceeding other than in such courts, and (e) waives, to the fullest extent permitted by applicable law, any claim that any such suit, action or proceeding is brought in an inconvenient forum.  Each of the parties to this Agreement hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement or any Terms Agreement.  The Company irrevocably appoints Seward & Kissel LLP, with offices at One Battery Park Plaza, New York, NY 10004 (and its successors) as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 12, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.

19.    Absence of Fiduciary Relationship.  The Company acknowledges and agrees that:
(a)   Each Agent has been retained solely to act as an arm’s length contractual counterparty to the Company in connection with the sale of the Shares contemplated hereby and by any Terms Agreement and that no fiduciary, advisory or agency relationship between the Company and such Agent has been created in respect of any of the transactions contemplated by this Agreement or any Terms Agreement, irrespective of whether such Agent has advised or is advising the Company on other matters;
(b)   the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement or any Terms Agreement;
(c)   the Company has been advised that such Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that such Agent has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and
(d)   the Company waives, to the fullest extent permitted by law, any claims it may have against such Agent, for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that such Agent shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, partners, employees or creditors of the Company.
20.    Research Analyst Independence.  The Company acknowledges that each Agent’s research analysts and research department are required to be independent from its investment banking division and are subject to certain regulations and internal policies, and that such Agent’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or its securities that differ from the views of its investment banking division. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against such Agent with respect to any conflict of interest that may arise from the fact that the views expressed by its independent research analysts and research department may be different from or inconsistent with the views or advice communicated to the Company by such Agent’s investment banking division. The Company acknowledges that each Agent is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company.
21.    Counterparts.  This Agreement and any Terms Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement or any Terms Agreement by one party to the other may be made by facsimile or other electronic transmission (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
22.    Definition of Certain Terms.  For purposes of this Agreement, (a) “affiliate” has the meaning set forth in Rule 405 of the Rules and Regulations, (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations; (c) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k), (d) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b), (e) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable, and (f) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

23.    Recognition of the U.S. Special Resolution Regimes.
(a)   In the event that any Agent is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)   In the event that any Agent is a Covered Entity and such Agent or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding between the Company and the Agents, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Agents.

[Signature pages follow]

Very truly yours,

OCEANPAL INC.

By:	/s/ Salvatore Temullo
Name:	Salvatore Ternullo
Title:	Chairman and Co-Chief Executive Officer

By:	/s/ Robert Perri
Name:	Robert Perri
Title:	Chief Executive Officer

[Signature Page to Sales Agreement]

ACCEPTED as of the date
first-above written:

CLEAR STREET LLC

By:	/s/ Ryan Gerety
Name:	Ryan Gerety
Title:	Managing Director – Chief Operating Officer

COHEN & COMPANY CAPITAL MARKETS, A DIVISION OF COHEN & COMPANY SECURITIES, LLC

By:	/s/ Jerry Serowik
Name:	Jerry Serowik
Title:	Managing Director

[Signature Page to Sales Agreement]

SCHEDULE 1
FORM OF PLACEMENT NOTICE

From:     OceanPal Inc.
To:         [Clear Street LLC]
               [Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC]

Subject:   At the Market Offering—Placement Notice
Ladies & Gentlemen:
Pursuant to the terms and subject to the conditions contained in the Sales Agreement by and among OceanPal Inc. (the “Company”), Clear Street LLC (“Clear Street”) and Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC (“Cohen & Co.”),  dated October 29, 2025 (the “Agreement”), I hereby request on behalf of the Company that [Clear Street] [Cohen & Co.] sell up to [                ] shares of the Company’s Common Shares (as defined in the Agreement) at a minimum market price of $[         ] per share.  Sales should begin on the date of this Notice and shall continue until [DATE] [all shares are sold].

SCHEDULE 2

Notice Parties
Company
Robert Perri  Co-Chief Executive Officer
Salvatore Ternullo  Co- Chief Executive Officer

Clear Street
Ryan Gerety  Managing Director – Chief Operating Officer
atmtrading@clearstreet.io

Cohen

Jerry Serowik    Managing Director

SCHEDULE 2(b)

OCEANPAL INC.
[_________________] SHARES

TERMS AGREEMENT

____, 20__

Clear Street LLC
Cohen & Company Capital Markets,
  a division of Cohen & Company Securities, LLC
        As Sales Agents

Clear Street LLC
4 World Trade Center, 45th Floor
New York, New York 10006

Cohen & Company Capital Markets,
  a division of Cohen & Company Securities, LLC
3 Columbus Circle, 24th Floor
New York, New York 10019
Ladies & Gentlemen:

OceanPal Inc., a company incorporated under the laws of the Republic of the Marshall Islands (the “Company”), proposes, subject to the terms and conditions stated herein and in the Sales Agreement, dated October 29, 2025 (the “Sales Agreement”), by and among the Company, Clear Street LLC (“Clear Street”) and Cohen & Company Capital Markets,  a division of Cohen & Company Securities, LLC (“Cohen & Co.”), to issue and sell to [Clear Street] [Cohen & Co.] the securities specified in the Schedule hereto (the “Purchased Securities”). Unless otherwise defined below, terms defined in the Sales Agreement shall have the same meanings when used herein.
Each of the provisions of the Sales Agreement not specifically related to the solicitation by an Agent, as an agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations, warranties and agreements set forth therein shall be deemed to have been made as of the date of this Terms Agreement and the Settlement Date set forth in the Schedule hereto.
An amendment to the Registration Statement or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to [Clear Street] [Cohen & Co.], is now proposed to be filed with the Commission.
Subject to the terms and conditions set forth herein and in the Sales Agreement which are incorporated herein by reference, the Company agrees to issue and sell to [Clear Street] [Cohen & Co.], and [Clear Street] [Cohen & Co.] agrees to purchase from the Company, the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

Notwithstanding any provision of the Sales Agreement or this Terms Agreement to the contrary, the Company consents to [Clear Street] [Cohen & Co.] trading in the Common Shares for its own account and for the account of its clients at the same time as sales of the Purchased Securities occur pursuant to this Terms Agreement.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Sales Agreement incorporated herein by reference, shall constitute a binding agreement between [Clear Street] [Cohen & Co.] and the Company.

OCEANPAL INC.

By:
Name:
Title:

Accepted and agreed as of the date first above written: [CLEAR STREET LLC] [COHEN & COMPANY CAPITAL MARKETS, A DIVISION OF COHEN & COMPANY SECURITIES, LLC]

By:
Name:
Title:

Schedule to Terms Agreement
Title of Purchased Securities:
Common Stock, par value $0.01 per share
Number of Shares of Purchased Securities:
[●] Shares
Purchase Price Payable by the Agent:
$[●] per Share
Method of and Specified Funds for Payment of Purchase Price:
[By wire transfer to a bank account specified by the Company in same day funds.]
Method of Delivery:
[To the Agent’s account, or the account of the Agent’s designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]
Settlement Date:
[●], 20[●]
Closing Location:
[●]
Documents to be Delivered:
The following documents referred to in the Sales Agreement shall be delivered on the Settlement Date as a condition to the closing for the Purchased Securities (which documents shall be dated on or as of the Settlement Date and shall be appropriately updated to cover any Permitted Free Writing Prospectuses and any amendments or supplements to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectuses and any documents incorporated by reference therein):

(1) the opinion of Company Counsel and negative assurance letter of Reed Smith LLP, referred to in Section 8(e);
(2) the opinion and negative assurance letter of counsel to the Agents referred to in Section 8(f);
(3) the Comfort Letters referred to in Section 8(g);
(4) the CFO Certificate referred to in Section 8(h);
(5) the Bring-Down Certificate referred to in Section 8(i);
(6) the Secretary’s Certificate referred to in Section 8(j);
and (7) such other documents as such Agent shall reasonably request.

SCHEDULE 3

Compensation
In the case of any Agency Transaction, an Agent shall be paid compensation up to 3% of the gross proceeds from the sales of Shares by such Agent pursuant to the terms of this Agreement.

[Signature Page to Sales Agreement]

 Exhibit 7(l)

OFFICER’S CERTIFICATE

[DATE]

  The undersigned, the duly qualified and elected Chief Executive Officer, of OceanPal Inc., a company incorporated under the laws of the Republic of the Marshall Islands (the “Company”) , does hereby certify in such capacity and on behalf of the Company, pursuant to Section 7(l) of the Sales Agreement dated October 29, 2025 (the “Sales Agreement”) by and among the Company, Clear Street LLC and Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC, that, to the best of the knowledge of the undersigned:

(a)  The representations and warranties of the Company in Section 6 of the Sales Agreement (i) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (ii) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date;
(b)  The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof; and
(c)  The Company does not possess any material non-public information.
By:
Name:	Robert Perri
Title:	Chief Executive Officer